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                                                                   EXHIBIT 23.2



                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Community First Bankshares, Inc. Deferred Compensation Plan for Members of the Board of Directors and Supplemental Executive Retirement Plan of our report dated March 5, 1999, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
March 22, 1999